Exhibit 10.1

PERDOCEO EDUCATION CORPORATION

AMENDED AND RESTATED

2016 INCENTIVE COMPENSATION PLAN

(Effective as of June 3, 2021)

PERDOCEO EDUCATION CORPORATION

AMENDED AND RESTATED

2016 INCENTIVE COMPENSATION PLAN

TABLE OF CONTENTS

Page

ARTICLE IEstablishment, Objectives and Duration1

1.1Establishment of the Plan.1

1.2Objectives of the Plan.1

1.3Duration of the Plan.1

ARTICLE IIDefinitions1

2.1“10% Owner”1

2.2“Affiliate”1

2.3“Annual Incentive Award”2

2.4“Acquired Entity”2

2.5“Acquired Entity Awards”2

2.6“Acquisition Date”2

2.7“Available Shares”2

2.8“Award”2

2.9“Award Agreement”2

2.10“Beneficial Owner” or “Beneficial Ownership”2

2.11“Board” or “Board of Directors”2

2.12“Bonus Opportunity”2

2.13“Cause”3

2.14“Change in Control”3

2.15“Change in Control Price”5

2.16“Code”5

2.17“Committee”5

2.18“Common Stock”5

2.19“Company”5

2.20“Current Grant”5

2.21“Deferral Account”5

2.22“Deferral Election”5

2.23“Deferred Compensation Award”5

2.24“Deferred Stock”5

2.25“Director”5

2.26“Dividend Equivalent”5

2.27“Disability”6

2.28“Effective Date”6

2.29“Eligible Employee” or “Employee”6

2.30“Exchange Act”6

2.31“Exercise Price”6

2.32“Fair Market Value”6

2.33“Grant Date”6

2.34“Incentive Stock Option” or “ISO”6

2.35“Non-Qualified Stock Option” or “NQSO”7

2.36“Option”7

2.37“Original Effective Date”7

2.38“Other Plans”7

2.39“Participant”7

2.40“Performance Goal”7

2.41“Performance Period”7

2.42“Performance Share”7

2.43“Performance Unit”7

2.44“Person”7

2.45“Plan”7

2.46“Prior Plans”7

2.47“Replacement Award”7

2.48“Restricted Stock”8

2.49“Restricted Stock Unit” or “RSU”8

2.50“Restriction Period”8

2.51“Retirement”8

2.52“Settlement Date”8

2.53“Share”8

2.54“Stock Appreciation Right” or “SAR”8

2.55“Subsidiary Corporation”8

2.56“Substitute Award”8

2.57“Termination of Service”8

2.58“Total Payments”8

2.59“Vested Options and SARs”9

ARTICLE IIIAdministration9

3.1The Committee.9

3.2Authority of the Committee.9

3.3Decisions Binding.9

ARTICLE IVShares Subject to the Plan and Maximum Awards9

4.1Number of Shares Available for Grants.9

4.2Lapsed Awards and Share Counting.10

4.3Adjustments to Reflect Capital Changes.10

ARTICLE VEligibility, Participation and General Award Conditions11

5.1Eligibility.11

5.2Actual Participation.11

5.3Minimum Vesting.11

5.4Substitute Awards and Shares Issuable Under Acquired Company Plans.12

ARTICLE VIStock Options12

6.1Grant of Options.12

6.2Award Agreement.12

6.3Exercise Price.12

6.4Duration of Options.12

6.5No Dividend Equivalents.13

6.6Exercise of Options.13

6.7Payment.13

6.8Restrictions on Share Transferability.13

6.9Termination of Service.13

6.10Nontransferability of Options.13

6.11Grant of ISOs.14

ARTICLE VIIStock Appreciation Rights15

7.1Grant of SARs.15

7.2Award Agreement.15

7.3Exercise of SARs.15

7.4Term of SARs.15

7.5Payment of SAR Amount.15

7.6Termination of Service.16

7.7Nontransferability of SARs.16

7.8No Dividend Equivalents.16

ARTICLE VIIIRestricted Stock and Restricted Stock Units16

8.1Grant of Restricted Stock or Restricted Stock Units.16

8.2Award Agreement.16

8.3Nontransferability.16

8.4Other Restrictions.16

8.5Voting Rights.17

8.6Dividends and Other Distributions.17

8.7Termination of Service.17

ARTICLE IXDeferred Stock17

9.1Grant of Deferred Stock.17

9.2Award Agreement.17

9.3Deferred Stock Elections.17

9.4Timing of Deferral Elections.18

9.5Subsequent Deferral Elections.18

9.6Deferral Account.18

ARTICLE XPerformance Units, Performance Shares and Other Awards19

10.1Grant of Performance Units or Performance Shares.19

10.2Value of Performance Units and Performance Shares.19

10.3Earning of Performance Units and Performance Shares.19

10.4Award Agreement.19

10.5Form and Timing of Payment of Performance Units and Performance Shares.19

10.6Crediting of Dividend Equivalents.20

10.7Termination of Service.20

10.8Nontransferability.20

10.9Other Awards.20

ARTICLE XIPerformance Goals20

11.1Performance Goals.20

11.2Performance Goal Definitions.21

11.3Adjustments.22

ARTICLE XIIAnnual Incentive Awards22

12.1Grants of Annual Incentive Awards.22

12.2Determination of Amount of Annual Incentive Awards.22

12.3Time of Payment of Annual Incentive Awards.23

12.4Form of Payment of Annual Incentive Awards.23

ARTICLE XIIIDividend Equivalents23

ARTICLE XIVBeneficiary Designation23

ARTICLE XVRights of Employees24

15.1Employment.24

15.2Participation.24

ARTICLE XVIChange in Control24

16.1Change in Control.24

16.2Options and SARs.24

16.3Restricted Stock and Restricted Stock Units.24

16.4Performance Units and Performance Shares.25

16.5Change in Control Agreement.25

16.6Termination, Amendment and Modifications of Change in Control Provisions.26

ARTICLE XVIIAmendment, Modification and Termination26

17.1Amendment, Modification and Termination.26

17.2Adjustment of Awards.26

17.3Awards Previously Granted.27

17.4Compliance with Code Section 409A.27

ARTICLE XVIIIWithholding27

18.1Taxes.27

18.2Notification under Code Section 83(b).28

ARTICLE XIXIndemnification28

ARTICLE XXSuccessors28

ARTICLE XXIGeneral Provisions28

21.1Number.28

21.2Severability.28

21.3Requirements of Law.29

21.4Possible Reduction of Amounts due to Excise Tax.29

21.5Securities Law Compliance.29

21.6Awards to Foreign Nationals and Employees Outside the United States.29

21.7Unfunded Status of the Plan.29

21.8Governing Law.30

21.9Employment Agreement Supersedes Award Agreement.30

21.10Plan Document Controls.30

21.11Other Acknowledgments.30

ARTICLE XXII Incentive Compensation Recoupment Polic30

PERDOCEO EDUCATION CORPORATION
AMENDED AND RESTATED

2016 INCENTIVE COMPENSATION PLAN

ARTICLE I	Establishment, Objectives and Duration

1.1Establishment of the Plan.

Perdoceo Education Corporation (formerly known as Career Education Corporation), a Delaware corporation (the “Company”), hereby establishes the Perdoceo Education Corporation Amended and Restated 2016 Incentive Compensation Plan (the “Plan”), as set forth in this document. Capitalized terms used but not otherwise defined herein will have the meanings given to them in ARTICLE II. The Plan, prior to its amendment and restatement, originally became effective on May 24, 2016 (the “Original Effective Date”). This amendment and restatement of the Plan was approved by the Board on March 26, 2021, subject to approval of the Company’s stockholders.  Approval of the Company’s stockholders was obtained on June 3, 2021 (the “Effective Date”).  The Plan permits the grant of Options, including Non-Qualified Stock Options and Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock, Performance Units, Performance Shares, Substitute Awards, Dividend Equivalents, Annual Incentive Awards and other Awards. Following the Original Effective Date, no new awards have been or will be granted under any Prior Plan.

1.2Objectives of the Plan.

The objectives are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s objectives and that link the interests of Participants to those of the Company’s stockholders; to provide Participants with an incentive for excellence in individual performance; to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining officers, key Employees and Directors. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success, and to allow Participants to share in the success of the Company.

1.3Duration of the Plan.

The Plan will remain in effect, subject to the Committee’s ability to amend or modify the Plan at any time under ARTICLE XVII, until the earliest of (a) the date as of which all Shares subject to it pursuant to ARTICLE IV have been issued or transferred according to the Plan’s provisions, (b) the date on which the Plan is terminated by the Committee pursuant to ARTICLE XVII, or (c) the tenth (10th) anniversary of the Original Effective Date, and will continue in effect thereafter with respect to any Awards outstanding at the time of such termination. In no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Original Effective Date.

ARTICLE II	Definitions

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

2.1“10% Owner”

has the meaning given to such term in Section 6.11(b) of the Plan.

2.2“Affiliate”

means any corporation (or partnership, limited liability company, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power). Notwithstanding the foregoing, for purposes of determining whether an employee has terminated employment with the Company and all Affiliates, “Affiliates” means any corporation (or partnership, limited liability company, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, at least ten percent of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power). The minimum percentage of ownership or control in the previous sentence shall be raised from ten percent (10%) to twenty percent (20%) for purposes of determining timing of payment of an Award, or amount payable with respect to an Award, that is a Deferred Compensation Award, if payment of such Award or amount would be accelerated or otherwise triggered by a Termination of Service.

2.3“Annual Incentive Award”

means a performance bonus determined under ARTICLE XII.

2.4“Acquired Entity”

has the meaning given to such term in Section 5.4(a) of the Plan.

2.5“Acquired Entity Awards”

has the meaning given to such term in Section 5.4(a) of the Plan.

2.6“Acquisition Date”

has the meaning given to such term in Section 5.4(a) of the Plan.

2.7“Available Shares”

has the meaning given to such term in Section 4.1(a) of the Plan.

2.8“Award”

means, individually or collectively, a grant under this Plan to a Participant of an Option (including a Non-Qualified Stock Option and an Incentive Stock Option), Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock, Performance Unit, Performance Share, Substitute Award, Dividend Equivalent, Annual Incentive Award or any other incentive payable in cash or Shares under the Plan.

2.9“Award Agreement”

means any agreement, contract, or other instrument or document evidencing any Award granted hereunder between the Company and the Participant. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.

2.10“Beneficial Owner” or “Beneficial Ownership”

has the meaning given to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.11“Board” or “Board of Directors”

means the Board of Directors of the Company.

2.12“Bonus Opportunity”

means a Participant’s threshold, target and maximum bonus opportunity for a calendar year, provided that such Bonus Opportunity shall be either (a) to the extent that the Participant has entered into an employment agreement with the Company, the threshold, target and maximum bonus levels, if any, specified in the employment agreement for such calendar year, or (b) if there is no employment agreement in effect between the Company and the Participant for such calendar year or if the employment agreement does not specify such bonus levels, the bonus opportunity as determined by the Committee in its sole discretion.

2.13“Cause”

means, as determined by the Committee, the occurrence of any one of the following: (a) any act of dishonesty, willful misconduct, gross negligence, intentional or conscious abandonment or neglect of duty; (b) a violation of the Company’s Code of Conduct or Code of Ethics, as applicable; (c) commission of a criminal activity, fraud or embezzlement; (d) a failure to reasonably cooperate in any investigation or proceeding concerning the Company; (e) any unauthorized disclosure or use of confidential information or trade secrets; or (f) any violation of any restrictive covenant, such as a non-compete, non-solicit or non-disclosure agreement, between an Eligible Employee and the Company or an Affiliate; provided, however, that in the event a Participant is party to an employment agreement with the Company or an Affiliate that contains a different definition of “Cause” applicable to any Award, the definition of Cause contained in such employment agreement shall control to the extent provided therein.

2.14“Change in Control”

means:

(a)With respect to Awards other than Deferred Compensation Awards, the occurrence of any one or more of the following:

(i)any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock representing more than thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities;

(ii)the consummation of a merger or consolidation of the Company with or into another corporation other than a majority-owned subsidiary of the Company, or the sale or other disposal of all or substantially all of the Company’s assets, after which the persons who were the members of the Board prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or parent thereof;

(iii)the consummation of a plan of liquidation; or

(iv)within any period of twenty-four (24) consecutive months, persons who were members of the Board immediately prior to such twenty-four (24) month period, together with persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such twenty-four (24) month period by or upon the recommendation of persons who were members of the Board immediately prior to such twenty-four (24) month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board.

(b)With respect to Deferred Compensation Awards, the occurrence of one or more of any of the following:

(i)Change in the Ownership of the Company. A change in ownership of the Company shall occur on the date that any one Person, or more than one Person acting as a “Group” (as defined below), acquires ownership of stock of the Company that, together with stock held by such Person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one Person, or more than one Person acting as a Group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the Company.

(ii)Change in the Effective Control of the Company. A change in the effective control of the Company occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; provided, however, that, if any one Person, or more than one Person acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person or Persons is not considered a change in the effective control of the Company.

(iii)Change in the Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total Gross Fair Market Value (as defined below) equal to all or substantially all of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(1)a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its Common Stock;

(2)an entity, 50% or more of the total fair market value or voting power of which is owned, directly or indirectly, by the Company;

(3)a Person, or more than one Person acting as a Group, that owns, directly or indirectly, 50% or more of the total Fair Market Value or voting power of all the outstanding Common Stock of the Company; or

(4)an entity, at least 50% of the total fair market value or voting power of which is owned, directly or indirectly, by a Person described in clause (3) of this Section 2.14(b)(iii).

For purposes of this definition, “Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, “Group” shall have the meaning given to such term in Treas. Reg. Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C), as applicable.

For purposes of the definition of “Change in Control” in Section 2.14(b), Common Stock ownership is determined under Code Section 409A. This definition of Change in Control is intended to comply with Code Section 409A for purposes of payment of any Deferred Compensation Awards. Accordingly, any interpretation or determination of the Committee regarding the payment of such Deferred Compensation Awards in connection with a Change in Control shall take into account any applicable guidance and regulations under Code Section 409A.

2.15“Change in Control Price”

has the meaning given to such term in Section 16.5(c) of the Plan.

2.16“Code”

means the Internal Revenue Code of 1986, as amended from time to time.

2.17“Committee”

means, as specified in ARTICLE III, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

2.18“Common Stock”

means the common stock, par value $.01 per share, of the Company.

2.19“Company”

has the meaning given to such term in Section 1.1 of the Plan.

2.20“Current Grant”

has the meaning given to such term in Section 6.11(d) of the Plan.

2.21“Deferral Account”

has the meaning given to such term in Section 9.6(a) of the Plan.

2.22“Deferral Election”

has the meaning given to such term in Section 9.3 of the Plan.

2.23“Deferred Compensation Award”

means an Award that could be subject to liability under Code Section 409A and does not qualify for an exemption from Code Section 409A coverage.

2.24“Deferred Stock”

means a right, granted as an Award under ARTICLE IX, to receive payment in the form of Shares (or measured by the value of Shares) at the end of a specified deferral period.

2.25“Director”

means any individual who is a member of the Board of Directors.

2.26“Dividend Equivalent”

means any right, as provided in an Award Agreement, to receive payments (whether in cash, additional Shares or Restricted Stock Units or other property), equal to dividends or property, if and when paid or distributed, on Shares.

2.27“Disability”

means, as determined by the Committee, a mental or physical illness that entitles the Participant to receive benefits under the long‑term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company or such Affiliate. Notwithstanding the foregoing, (a) a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness, or (ii) an injury or disease contracted, suffered, or incurred while participating in a felony criminal offense; and (b) with respect to any Deferred Compensation Award, “Disability” shall mean a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as determined by the Committee.

2.28“Effective Date”

has the meaning given to such term in Section 1.1 of the Plan.

2.29“Eligible Employee” or “Employee”

means any employee or consultant of the Company or any of its Affiliates. Directors who are not employed by the Company or its Affiliates will also be considered Eligible Employees and Employees for purposes of the Plan.

2.30“Exchange Act”

means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.31“Exercise Price”

means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.32“Fair Market Value”

means:

(a)the closing trading price of the Shares on the NASDAQ Stock Market or, if the Shares are not traded on the NASDAQ Stock Market, on the New York Stock Exchange or any other national securities exchange on which they are traded;

(b)if the Shares are not traded on any national securities exchange, the mean between the closing bid and asked prices of the Shares in the over-the-counter market; or

(c)if those bid and asked prices are not available, then the fair market value as reported by any nationally recognized quotation service selected by the Committee or as determined in good faith by the Committee.

Notwithstanding the foregoing, for purposes of Awards intended to be exempt from Code Section 409A, the Fair Market Value shall be no less than the “fair market value” as such term is defined for purposes of Code Section 409A.

2.33“Grant Date”

means the date on which an Award is granted, which date may be specified in advance by the Committee.

2.34“Incentive Stock Option” or “ISO”

means an Option granted under ARTICLE VI that is intended to meet the requirements of Code Section 422.

2.35“Non-Qualified Stock Option” or “NQSO”

means an Option granted under ARTICLE VI that is not intended to meet the requirements of Code Section 422.

2.36“Option”

means an Incentive Stock Option or a Non-Qualified Stock Option.

2.37“Original Effective Date”

has the meaning given to such term in Section 1.1 of the Plan.

2.38“Other Plans”

has the meaning given to such term in Section 6.11(d) of the Plan.

2.39“Participant”

means an Eligible Employee who has been selected by the Committee to participate in the Plan pursuant to Section 5.2 and who has an outstanding Award under the Plan. The term “Participant” shall also include Directors who are not employees of the Company or an Affiliate for purposes of Awards under the Plan.

2.40“Performance Goal”

has the meaning given to such term in Section 11.1 of the Plan.

2.41“Performance Period”

means the time period during which performance objectives must be met in order for a Participant to earn Performance Units or Performance Shares granted under ARTICLE X.

2.42“Performance Share”

means an Award with an initial value equal to the Fair Market Value on the Grant Date thereof, which is based on the attainment of any performance goal(s) specified by the Committee, as described in ARTICLE X.

2.43“Performance Unit”

means any grant pursuant to ARTICLE X of (a) a bonus consisting of cash or other property the amount or value of which, and/or the entitlement to which, is conditioned upon the attainment of any performance goal(s) specified by the Committee, or (b) a unit valued by reference to a designated amount of property other than Shares.

2.44“Person”

has the meaning given to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.45“Plan”

has the meaning given to such term in Section 1.1 of the Plan.

2.46“Prior Plans”

means the Career Education Corporation 2008 Incentive Compensation Plan, as amended, the Career Education Corporation 1998 Employee Incentive Compensation Plan and the Career Education Corporation 1998 Non-Employee Directors’ Stock Option Plan.

2.47“Replacement Award”

means an Award resulting from the exchange or substitution specified in ARTICLE XVI upon a Change in Control and meeting the applicable conditions specified in ARTICLE XVI, provided that such Award is issued by a company (foreign or domestic) the majority of the equity of which is listed under and in compliance with the domestic company listing rules of the NASDAQ Stock Market or with a similarly liquid exchange which has comparable standards to the domestic listing standards of the NASDAQ Stock Market.

2.48“Restricted Stock”

means a contingent grant of Shares awarded to an Eligible Employee pursuant to ARTICLE VIII.

2.49“Restricted Stock Unit” or “RSU”

means a notional account established pursuant to an Award granted to a Participant, as described in ARTICLE VIII, that is (a) credited with amounts equal to Shares or some other unit of measurement specified in the Award Agreement, (b) subject to restrictions and (c) payable in cash or Shares, as specified in the applicable Award Agreement.

2.50“Restriction Period”

means the period during which the transfer of Restricted Stock or Restricted Stock Units is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, at its discretion) or such Award is not vested.

2.51“Retirement”

means a Termination of Service, other than for Cause, death or Disability, on or after reaching age 55 with five (5) years of service with the Company or an Affiliate, as determined by the Committee.

2.52“Settlement Date”

means the payment date for Deferred Stock, as set forth in Section 9.6(c).

2.53“Share”

means a share of Common Stock.

2.54“Stock Appreciation Right” or “SAR”

means an Award designated as a SAR pursuant to the terms of ARTICLE VII.

2.55“Subsidiary Corporation”

has the meaning given to such term in Section 6.11 of the Plan.

2.56“Substitute Award”

has the meaning given to such term in Section 5.4(a) of the Plan.

2.57“Termination of Service”

occurs (a) when an individual is for any reason no longer providing services to the Company or an Affiliate in the capacity of an employee, Director or consultant or (b) with respect to an individual who is an Employee or consultant to an Affiliate, when such entity ceases to be an Affiliate of the Company and such individual is no longer providing services to the Company or another Affiliate. Notwithstanding the foregoing, in the case of a Deferred Compensation Award, “Termination of Service” shall mean a “separation from service” within the meaning of Code Section 409A or as otherwise set forth in an Award Agreement or deferral election form pursuant to the Plan. The effective date of a Termination of Service shall be the last day on which an individual is providing services to the Company or an Affiliate thereof; provided, however, that the Committee shall have the discretion to determine when a Participant, who terminates services as an employee, but continues to provide services in the capacity of a consultant or Director immediately following such termination, has incurred a Termination of Service.

2.58“Total Payments”

has the meaning given to such term in Section 21.4 of the Plan.

2.59“Vested Options and SARs”

has the meaning given to such term in Section 16.2(a) of the Plan.

ARTICLE III	Administration

3.1The Committee.

The Plan will be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board, which Committee (unless otherwise determined by the Board) will satisfy the “non-employee director” requirements of Rule 16b-3 under the Exchange Act or any successor regulations or provisions, so long as the Company is subject to the registration requirements of the Exchange Act. The members of the Committee will be appointed from time to time by, and serve at the discretion of, the Board of Directors. The Committee will act by a majority of its members at the time in office and eligible to vote on any particular matter, and Committee action may be taken either by a vote at a meeting or in writing without a meeting.

3.2Authority of the Committee.

Except as limited by law and subject to the provisions of the Plan, the Committee will have full power to: select Eligible Employees to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of ARTICLE XVII) amend the terms and conditions of any outstanding Award. Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan. Notwithstanding the foregoing, Awards made to non-employee Directors shall be determined by the Board or its delegatee, consistent with the Company’s practices for non-employee Director compensation.

3.3Decisions Binding.

All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all Persons, including, without limitation, the Company, its Board of Directors, its stockholders, all Affiliates, Employees, Participants and their estates and beneficiaries.

ARTICLE IV	Shares Subject to the Plan and Maximum Awards

4.1Number of Shares Available for Grants.

(a)Subject to adjustment as provided in Sections 4.2 and 4.3, the aggregate maximum number of Shares that may be issued or transferred to Participants under the Plan shall not exceed the sum of (i) 10,700,000 Shares, plus (ii) any Shares under the Prior Plans which are subject to awards that, after the Original Effective Date, are forfeited, terminated, lapsed or satisfied thereunder in cash or property other than Shares (the combined total of (i) and (ii) being referred to as the “Available Shares”). For purposes of this Section 4.1, (x) each Share delivered pursuant to the exercise of an Option shall reduce the Available Shares by one (1) Share; (y) a number equal to the greater of each Share delivered upon exercise of a SAR and the number of Shares underlying such SAR shall reduce the Available Shares by one (1) Share, other than a SAR that, by its terms, from and after the Grant Date thereof is payable only in cash, in which case the Available Shares shall not be reduced; and (z) each Share delivered pursuant to an Award, other than an Option, SAR or Substitute Award, shall reduce the Available Shares by 1.35 Shares. For the avoidance of doubt, the issuance of Shares under Substitute Awards and Shares issuable under any acquired company plans pursuant to Section 5.4 of the Plan shall not reduce the Available Shares.

(b)Notwithstanding anything in this Plan to the contrary, and subject to adjustment as provided in Section 4.3, the aggregate maximum number of Shares actually issued or transferred by the Company upon the exercise of ISOs will not exceed 6,500,000 Shares.  Subject to adjustment as provided in Section 4.3, the aggregate Awards granted during any calendar year to any one Participant shall not exceed 1,000,000 Shares subject to Options or SARs.  Notwithstanding the foregoing, the maximum number of Shares subject to Awards granted during any calendar year to any non-employee Director (including any such non-employee Director serving as Chair of the Board), taken together with any cash fees paid to such non-employee Director for services as a director during the calendar year, shall not exceed $500,000 in total value (calculating the value of any such Awards based on the Grant Date fair value of such Awards for financial reporting purposes).

(c)The Shares with respect to which Awards may be made will include authorized but unissued Shares, and Shares that are currently held or subsequently acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions.

4.2Lapsed Awards and Share Counting.

Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, cancelled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards; provided that any Shares that again become available for Awards under this Section 4.2 or from Prior Plans under Section 4.1(a) shall be added back as one (1) Share if such Shares were subject to Options or SARs and as 1.35 Shares if such Shares were subject to any Award other than an Option or SAR. In applying the immediately preceding sentence, if Shares otherwise issuable or issued in respect of or as part of any Award are withheld to cover taxes or the Exercise Price (including pursuant to a “net exercise”), such Shares shall be treated as having been issued under the Plan and shall not be available for future issuance under the Plan. In addition, Shares tendered to exercise outstanding Options or other Awards or to cover applicable taxes on Awards shall not be available for future issuance under the Plan.  Also, any Shares subject to a stock-settled SAR that are not actually issued in connection with the settlement of such SAR on the exercise thereof shall be treated as having been issued under the Plan and shall not be available for future issuance under the Plan.  Finally, Shares repurchased by the Company on the open market with the proceeds of an Option exercise shall not be available for future issuance under the Plan.

4.3Adjustments to Reflect Capital Changes.

(a)In the event of any equity restructuring that causes the per Share value of Shares to change, such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, recapitalization through an extraordinary cash dividend or any similar event, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to outstanding Awards and the terms of such Awards, (iii) the Exercise Price of outstanding Options and Stock Appreciation Rights and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of the rights of Participants. No adjustment shall be made pursuant to this Section 4.3(a) in connection with the conversion of any convertible securities of the Company. The Committee shall determine the amount of the adjustment to be made in each case under this Section 4.3(a); provided, in each case, that with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to fail to continue to qualify under Code Section 424(a).

(b)Notwithstanding Section 4.3(a), any adjustments made pursuant to Section 4.3(a) shall be made in such a manner as to ensure that after such adjustment, the Awards continue not to be deferred compensation subject to Code Section 409A (or if such Awards are already subject to Code Section 409A, so as not to give rise to liability under Code Section 409A).

(c)Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

ARTICLE V	Eligibility, Participation and General Award Conditions

5.1Eligibility.

All Eligible Employees, including Eligible Employees who are Directors, are eligible to participate in this Plan.

5.2Actual Participation.

Subject to the provisions of the Plan, the Committee will, from time to time, select those Eligible Employees to whom Awards will be granted, and will determine the nature and amount of each Award.

5.3Minimum Vesting.

Notwithstanding any provision of the Plan to the contrary, except with respect to a maximum of five percent (5%) of the aggregate number of Available Shares reserved for issuance under the Plan as of the Effective Date, subject to adjustment as provided in Section 4.3, no Award (or portion of an Award) payable in Shares (other than a Substitute Award and Awards a non-employee director elects to receive at Fair Market Value in lieu of all or a portion of such non-employee director’s cash compensation) may provide for vesting sooner than twelve (12) months from the Grant Date thereof or may be subject to a Performance Period that is less than twelve (12) months, as applicable, other than in connection with a Change in Control or, with respect to any Participant, in connection with the death, Disability, Retirement or other Termination of Service (as specified by the Committee in its sole discretion) of such Participant.

5.4Substitute Awards and Shares Issuable Under Acquired Company Plans.

(a)The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Substitute Awards under the Plan. Substitute Awards shall not be counted against or otherwise reduce the number of Available Shares under the Plan. For purposes of this Section 5.4, “Substitute Award” means an Award granted under the Plan in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Employees or whose awards are assumed or substituted as the result of a merger, consolidation or combination of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation, acquisition or combination (“Acquisition Date”) in order to preserve for the Participant the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value.

(b)If a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards and shall not reduce the Available Shares under the Plan. Awards using such available shares under acquired plans shall not be made after the date awards could have been made under the terms of the acquired plan, absent the acquisition or combination, and shall only be made to individuals who were not eligible to participate in the Plan prior to such acquisition or combination.

ARTICLE VI	Stock Options

6.1Grant of Options.

Subject to the terms and provisions of the Plan, Options may be granted to Eligible Employees in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.

6.2Award Agreement.

Each Option grant will be evidenced by an Award Agreement that specifies the Grant Date, the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or vesting of the Option, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO.

6.3Exercise Price.

The Exercise Price for each share subject to an Option will be at least one-hundred percent (100%) of the Fair Market Value on the Grant Date (except with respect to Substitute Awards).

6.4Duration of Options.

Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth (10th) anniversary of the Grant Date.

6.5No Dividend Equivalents.

Subject to Section 4.3, the Committee may not grant Dividend Equivalents in connection with any Option.

6.6Exercise of Options.

Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant. Notwithstanding any contrary provision of this ARTICLE VI, if, on the date an outstanding NQSO would expire, the exercise of the NQSO, including by a “net exercise” or “cashless” exercise, would violate applicable securities or other laws, the expiration date applicable to the NQSO will be extended to a date that is thirty (30) calendar days after the date the exercise of the NQSO would no longer violate applicable securities or other laws.

6.7Payment.

The holder of an Option may exercise the Option only by delivering a written notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment of the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.

The Exercise Price and any related withholding taxes will be payable to the Company in full either: (a) in cash, or its equivalent, in United States dollars; (b) by tendering Shares owned by the Participant and duly endorsed for transfer to the Company or any combination of cash, certified or cashier’s check and Shares described in this clause (b); (c) subject to the approval of the Committee, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the number of Shares having an aggregate Fair Market Value equal to the aggregate Exercise Price (plus tax withholdings, if applicable); or (d) by any other means the Committee determines to be consistent with the Plan’s purposes and applicable law, including by a “cashless” exercise. Cashless exercise must meet the requirements of the Federal Reserve Board’s Regulation T and any applicable securities law or insider trading policy restrictions. For this purpose, “cashless” exercise will mean that the Participant notifies the Company it will exercise, and the Company is instructed to deliver the Shares issuable on exercise to a broker, who sells the Shares and holds back the exercise price (and, often, the federal and state withholdings).

6.8Restrictions on Share Transferability.

The Committee may impose such restrictions on any Shares acquired through exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Shares.

6.9Termination of Service.

Each Award Agreement with respect to an Option will set forth the extent to which the Participant has the right to exercise the Option after his or her Termination of Service with the Company and all Affiliates. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for the Termination of Service.

6.10Nontransferability of Options.

Except as otherwise provided in a Participant’s Award Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant’s Award Agreement, all Options will be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

6.11Grant of ISOs.

At the time of grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an ISO. The following special provisions will apply to any Option designated as an ISO:

(a)An ISO shall be granted only to an Employee of the Company (who is not a consultant or non-employee Director) or a Subsidiary Corporation (as defined below).

(b)An ISO shall have an Exercise Price of not less than one-hundred percent (100%) of the Fair Market Value of a Share on the Grant Date (except with respect to Substitute Awards), and, if granted to a Person who owns capital stock (including stock treated as owned under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), shall have an Exercise Price not less than one-hundred ten percent (110%) of the Fair Market Value of a Share on its Grant Date (except with respect to Substitute Awards).

(c)An ISO shall have a term of not more than ten (10) years (five (5) years if the Participant is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement.

(d)The Committee will not award an ISO under the Plan if it would cause the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to which ISOs are exercisable by a Participant for the first time during any calendar year (the “Current Grant”) under the Plan and any other incentive plan of the Company or any parent or Subsidiary Corporation (the “Other Plans”) to exceed $100,000 (or such other amount as may be permitted from time to time under Code Section 422). If the Fair Market Value of the underlying Shares (determined on the Grant Date) would exceed $100,000 (or such other limit, if applicable) in the aggregate with respect to the Current Grant and all other ISOs previously granted to a Participant under the Plan and any Other Plans, which in each case are exercisable for the first time in the same calendar year, then, as to the portion in excess of $100,000 (or such other limit, if applicable), such Option shall be exercisable as a separate Option that is not an ISO at such date or dates as are provided in the Current Grant.

(e)An ISO shall require the Participant to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to holding periods and certain disqualifying dispositions), within ten (10) days of such a disqualifying disposition.

(f)An ISO shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Participant’s lifetime, only by the Participant; provided, however, that the Participant may, to the extent provided in the Plan or in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her ISO after the Participant’s death.

(g)An Option designated as an ISO shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Code Section 422 for an ISO, be treated for all purposes of this Plan, except as otherwise provided in subsection (d) above, as an NQSO.

For purposes of this Section 6.11, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Sections 3.2 or 17.3, the Committee may, without the consent of the Participant, at any time before the exercise of an Option (whether or not an ISO), take any action necessary to prevent such Option from being treated as an ISO.

ARTICLE VII	Stock Appreciation Rights

7.1Grant of SARs.

Subject to the terms and conditions of the Plan, SARs may be granted to Eligible Employees at any time and from time to time, as determined by the Committee, on a standalone basis only (i.e., not in tandem with an Option). Within the limits of ARTICLE IV, the Committee will have sole discretion to determine the number of SARs granted to an Eligible Employee and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to a SAR. The grant price of a SAR will equal the Fair Market Value on the Grant Date thereof (except with respect to Substitute Awards).

7.2Award Agreement.

Each grant of SARs will be evidenced by an Award Agreement that specifies the Grant Date, the number of SARs to which the Award pertains and such other provisions as the Committee determines.

7.3Exercise of SARs.

SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.4Term of SARs.

The term of a SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years.

7.5Payment of SAR Amount.

Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a)the excess (or some portion of the excess as determined at the time of the grant by the Committee), if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement; by

(b)the number of Shares as to which the SAR is exercised.

The payment upon SAR exercise may be made in cash, in Shares of equivalent Fair Market Value as of the date of exercise or in some combination of the two, as specified in the Award Agreement.

7.6Termination of Service.

Each Award Agreement with respect to a SAR will set forth the extent to which the Participant has the right to exercise the SAR after his or her Termination of Service with the Company and all Affiliates. These terms will be determined by the Committee in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for the Termination of Service.

7.7Nontransferability of SARs.

Except as otherwise provided in a Participant’s Award Agreement, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant’s Award Agreement, all SARs will be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

7.8No Dividend Equivalents.

Subject to Section 4.3, the Committee may not grant Dividend Equivalents in connection with SARs.

ARTICLE VIII	Restricted Stock and Restricted Stock Units

8.1Grant of Restricted Stock or Restricted Stock Units.

Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock or Restricted Stock Units to Eligible Employees in such amounts as it determines.

8.2Award Agreement.

Each grant of Restricted Stock or Restricted Stock Units will be evidenced by an Award Agreement that specifies the Restriction Period, the number of Shares or Share equivalent units granted, and such other provisions as the Committee determines.

8.3Nontransferability.

Restricted Stock and Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)), until the end of the applicable Restriction Period as specified in the Award Agreement, or upon earlier satisfaction of any other conditions specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock and Restricted Stock Units will be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

8.4Other Restrictions.

Subject to ARTICLE XI, the Committee may impose such other conditions or restrictions on any Restricted Stock or Restricted Stock Units as it deems advisable including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting following the attainment of the performance objectives, and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.4 as to any given Award will lapse all at once or in installments.

The Company will retain the certificates and/or electronic book-entry notations representing Shares of Restricted Stock until all conditions and restrictions applicable to the Shares have been satisfied.

8.5Voting Rights.

During the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.

8.6Dividends and Other Distributions.

During the Restriction Period, Participants awarded Shares of Restricted Stock or Restricted Stock Units hereunder may, in the Committee’s sole discretion and as set forth in the applicable Award Agreement, be credited with regular cash dividends or Dividend Equivalents paid on those Shares or with respect to those Share equivalent units. Dividends or Dividend Equivalents will be automatically deferred until, and paid contingent upon, the vesting of such Restricted Stock or Restricted Stock Units.

The Committee may apply any restrictions it deems advisable to the crediting and payment of dividends and other distributions.

8.7Termination of Service.

Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock or Restricted Stock Units after his or her Termination of Service with the Company or an Affiliate. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock or Restricted Stock Units, and may reflect, among other things, distinctions based on the reasons for the Termination of Service.

ARTICLE IX	Deferred Stock

9.1Grant of Deferred Stock.

Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Deferred Stock to Eligible Employees in such amounts as it determines (including, to the extent allowed by the Committee, grants at the election of a Participant to convert Shares to be acquired upon the lapse of restrictions on Restricted Stock or Restricted Stock Units into such Deferred Stock). A Participant shall have no voting rights in Deferred Stock.

9.2Award Agreement.

Each grant of Deferred Stock will be evidenced by an Award Agreement that specifies the number of Shares to which the Deferred Stock pertains and such other provisions as the Committee determines.

9.3Deferred Stock Elections.

If and to the extent permitted by the Committee, a Participant may elect (a “Deferral Election”) at such times and in accordance with rules and procedures adopted by the Committee (which shall comport with Code Section 409A), to receive all or any portion of his or her salary and/or bonus (including any cash or Share-based Award, other than Options or SARs) either in the form of a number of shares of Deferred Stock equal to the quotient of the amount of salary and/or bonus or other permissible Award to be paid in the form of Deferred Stock, divided by the Fair Market Value of a Share on the date such salary, bonus or other such Award would otherwise be paid in cash or distributed in Shares, or pursuant to such other terms and conditions as the Committee may determine. The Grant Date for an Award of Deferred Stock made pursuant to a Deferral Election shall be the date the deferrable amount subject to a Deferral Election would otherwise have been paid to the Participant in cash or Shares.

9.4Timing of Deferral Elections.

An initial Deferral Election must be filed with the Secretary of the Company no later than December 31 of the year preceding the calendar year in which the amounts subject to the Deferral Election would otherwise be earned, subject to such restrictions and advance filing requirements as the Company may impose. A Deferral Election shall be irrevocable as of the filing deadline, unless the Company has specified an earlier time at which it will be irrevocable. Each Deferral Election shall remain in effect with respect to subsequently earned amounts unless the Eligible Person revokes or changes such Deferral Election. Any such revocation or change shall have prospective application only and must be made at a time at which the Deferral Election is permitted.

9.5Subsequent Deferral Elections.

A Deferral Election (other than an initial Deferral Election) made with respect to a Deferred Compensation Award must meet the timing requirements for a subsequent deferral election as specified in Treas. Reg. Section 1.409A-2(b).

9.6Deferral Account.

(a)Establishment of Deferral Accounts. The Company shall establish an account (“Deferral Account”) on its books for each Participant who receives a grant of Deferred Stock or makes a Deferral Election. Deferred Stock shall be credited to the Participant’s Deferral Account as of the Grant Date of such Deferred Stock. Deferral Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded, unsecured obligation of the Company.

(b)Crediting of Dividend Equivalents. Whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents may, in the Committee’s sole discretion and as set forth in the applicable Award Agreement, be credited to Deferral Accounts on all Deferred Stock credited thereto as of the record date for such dividend or distribution.

(c)Settlement of Deferral Accounts. The Company shall settle a Deferral Account by delivering to the holder thereof (which may be the Participant or his or her beneficiary or estate, as applicable): (i) a number of Shares equal to the whole number of Shares of Deferred Stock then credited to the Participant’s Deferral Account (or a specified portion in the event of any partial settlement), or (ii) a cash payment equal to the aggregate Fair Market Value, as of the Settlement Date, of the Shares of Deferred Stock then credited to the Participant’s Deferral Account (or of a specified portion of the Shares of Deferred Stock in the event of any partial settlement); provided, that any fractional Shares of Deferred Stock remaining in the Deferral Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the

Settlement Date, multiplied by the remaining fractional Share. The Settlement Date for all Deferred Stock credited in a Participant’s Deferral Account shall be determined in accordance with Code Section 409A and shall be specified in the applicable Award Agreement or Deferral Election. The Settlement Date for Deferred Stock, as may be permitted by the Committee in its discretion and as specified in the Award Agreement or Deferral Election, is limited to one or more of the following events: (A) a specified date (as contemplated by applicable guidance under Code Section 409A), (B) a Change in Control (within the meaning of Section 2.14(b)), (C) the Participant’s “separation from service” as provided in Code Section 409A(2)(A)(i), (D) the Participant’s death, (E) the Participant’s Disability or (F) an “unforeseeable emergency” of the Participant as provided in Code Section 409A(2)(A)(vi).

ARTICLE X	Performance Units, Performance Shares and Other Awards

10.1Grant of Performance Units or Performance Shares.

Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to Eligible Employees in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

10.2Value of Performance Units and Performance Shares.

Each Performance Unit will have a target or initial value established by the Committee as of the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value on the Grant Date. The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Units or Performance Shares that will be paid out to the Participant. For purposes of this ARTICLE X, the Performance Period will be set by the Committee in its discretion.

10.3Earning of Performance Units and Performance Shares.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout with respect to the number and/or value of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

10.4Award Agreement.

Each grant of Performance Units or Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Units or Performance Shares), and such other provisions as the Committee determines.

10.5Form and Timing of Payment of Performance Units and Performance Shares.

Except as provided in ARTICLE IX, payment of earned Performance Units and Performance Shares will be made as soon as practicable after the close of the applicable Performance Period, but in no event later than two and one-half (2½) months after the calendar year in which the Performance Period ends, in a manner determined by the Committee in its sole discretion. The Committee will pay earned Performance Units and Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.

10.6Crediting of Dividend Equivalents.

Whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents may, in the Committee’s sole discretion and as set forth in the applicable Award Agreement, be credited on Performance Units and Performance Shares thereto as of the record date for such dividend or distribution.  Payment of such dividends or distributions is subject to the vesting of the underlying Award as set forth in ARTICLE XIII.

10.7Termination of Service.

Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Performance Units or Performance Shares after his or her Termination of Service with the Company or an Affiliate. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Performance Units or Performance Shares, and may reflect, among other things, distinctions based on the reasons for the Termination of Service.

10.8Nontransferability.

Except as otherwise provided in a Participant’s Award Agreement, Performance Units and Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan will be exercisable during the Participant’s lifetime only by the Participant or Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

10.9Other Awards.

In addition to the Awards described in the foregoing sections of the Plan, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or Shares under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

ARTICLE XI	Performance Goals

11.1Performance Goals.

The general performance measures (the “Performance Goals”) to be used for purposes of certain Awards will be determined by the Committee and may include any of the following:

(a)earnings before any or all of interest, tax, depreciation or amortization (actual or adjusted and either in the aggregate or on a per-Share basis);

(b)earnings (either in the aggregate or on a per-Share basis);

(c)net income or loss (either in the aggregate or on a per-Share basis);

(d)operating profit;

(e)cash flow (either in the aggregate or on a per-Share basis);

(f)free cash flow (either in the aggregate on a per-Share basis);

(g)costs;

(h)gross revenues;

(i)reduction in expense levels;

(j)operating and maintenance cost management and employee productivity;

(k)Share price or total stockholder return (including growth measures and total stockholder return, relative stockholder return or attainment by the Shares of a specified value for a specified period of time);

(l)net economic value;

(m)economic value added;

(n)aggregate product unit and pricing targets;

(o)strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(p)achievement of educational, accreditation, compliance or culture (Institutional Self Assessments) goals;

(q)achievement of objectives relating to diversity, employee satisfaction or turnover, student retention rates, student graduation rates and/or student placement rates;

(r)results of customer satisfaction surveys; and/or

(s)debt ratings, debt leverage and debt service.

The levels of performance required with respect to Performance Goals may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Goals may differ for Awards to different Participants. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Goals may apply to the Participant, a department, unit, division or function within the Company or any one or more Affiliates, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

11.2Performance Goal Definitions.

The Committee may specify any reasonable definitions of the Performance Goals it uses. Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to acquisitions or divestitures, foreign exchange impacts, or a change in accounting principles.

11.3Adjustments.

The Committee will have the discretion to adjust targets set for pre-established Performance Goals.

ARTICLE XII	Annual Incentive Awards

12.1Grants of Annual Incentive Awards.

Subject to and consistent with the provisions of the Plan, Annual Incentive Awards may be granted to any Eligible Employee in accordance with the provisions of this ARTICLE XII. The Committee shall designate the Eligible Employees who will be granted an Annual Incentive Award for a calendar year. The Committee may designate an Eligible Employee as eligible for a full calendar year or for a period of less than a full calendar year. The opportunity to be granted an Annual Incentive Award shall be evidenced by an Award Agreement or in such form as the Committee may approve, which shall specify the Eligible Employee’s Bonus Opportunity, the relevant performance goals, and such other terms not inconsistent with the Plan as the Committee shall determine.

12.2Determination of Amount of Annual Incentive Awards.

(a)Aggregate Maximum. The Committee may establish guidelines as to the maximum amount of Annual Incentive Awards payable for any calendar year to all Participants in the aggregate.

(b)Establishment of Performance Goals and Bonus Opportunities. The Committee shall establish the performance goals for a calendar year (which may be the same or different for some or all Eligible Employees) and shall establish the threshold, target and maximum Bonus Opportunity for each Participant for the attainment of specified threshold, target and maximum performance outcomes. Performance goals and Bonus Opportunities may be weighted for different factors and measures as the Committee shall determine.

(c)Committee Certification and Determination of Amount of Annual Incentive Award. The Committee shall determine and certify in writing the degree of attainment of performance goals as soon as administratively practicable after the end of each calendar year, but not later than seventy-five (75) days after the end of such calendar year. The Committee shall determine a Participant’s maximum Annual Incentive Award based on the level of attainment of the performance goals (as certified by the Committee) and the Participant’s Bonus Opportunity. The Committee reserves the discretion to adjust the amount of a Participant’s Annual Incentive Award. The determination of the Committee to reduce (or not pay) a Participant’s Annual Incentive Award for a calendar year shall not affect the maximum Annual Incentive Award payable to any other Participant.

(d)Termination of Service. If a Participant experiences a Termination of Service during a calendar year, the Committee may, in its absolute discretion and under such rules as the Committee may from time to time prescribe, authorize the payment of an Annual Incentive Award with respect to such calendar year to such Participant in accordance with the foregoing provisions of this Section 12.2, and in the absence of such determination by the Committee, the Participant shall receive no Annual Incentive Award for such calendar year.

12.3Time of Payment of Annual Incentive Awards.

Annual Incentive Awards shall be paid as soon as administratively practicable after the Committee determines the amount of the Award payable under ARTICLE XII, but not later than two and one-half (2½) months after the end of the applicable calendar year.

12.4Form of Payment of Annual Incentive Awards.

A Participant’s Annual Incentive Award for a calendar year shall be paid in cash, Shares, Restricted Stock, Options or any other form of an Award or any combination thereof as provided in the Award Agreement or in such form as the Committee may approve.

ARTICLE XIII	Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards (other than Options and SARs), on such terms and conditions as the Committee shall determine in accordance with Code Section 409A. Unless otherwise provided in the Award Agreement or in ARTICLE VIII and ARTICLE IX, Dividend Equivalents shall be paid immediately when accrued and, in no event, later than March 15 of the calendar year following the calendar year in which such Dividend Equivalents accrue. Unless otherwise provided in the Award Agreement or in ARTICLE VIII and ARTICLE IX, if the Participant incurs a Termination of Service prior to the date such Dividend Equivalents accrue, the Participant’s right to such Dividend Equivalents shall be immediately forfeited. Notwithstanding the foregoing or any provision of the Plan to the contrary, Dividend Equivalents credited to a Participant with respect to any unvested portion of an Award shall be subject to the same vesting or forfeiture restrictions as the Shares or units underlying the Award to which such Dividend Equivalents relate. For the avoidance of doubt, any such Dividend Equivalents will be deferred until, and shall only be paid contingent upon, the vesting of or lapse of forfeiture restrictions on the Award. Any Dividend Equivalents will be maintained as an account only on the books and records of the Company, and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

ARTICLE XIV	Beneficiary Designation

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant’s lifetime. If the Participant’s designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate or other entity described in the Participant’s Award Agreement.

ARTICLE XV	Rights of Employees

15.1Employment.

Nothing in the Plan will interfere with or limit in any way the right of the Company or any affiliate of the Company (as defined in federal securities laws) to terminate any Participant’s employment or service at any time, or confer upon any Participant any right to continue in the employ or service of the Company or any Affiliate.

15.2Participation.

No Eligible Employee will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

ARTICLE XVI	Change in Control

16.1Change in Control.

Upon the occurrence of a Change in Control, the provisions of this ARTICLE XVI shall apply to Awards, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award and unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges.

16.2Options and SARs.

(a)Any outstanding Options and SARs, unless assumed by the successor Company or exchanged by the Company for a Replacement Award, will become immediately exercisable (and will deemed to be exercisable immediately prior to the Change in Control), and will remain exercisable throughout the remainder of their term (the “Vested Options and SARs”); provided, however, that, with respect to Vested Options and SARs that are not exercised upon the Change in Control, such Vested Options and SARs will be subject to the provisions of Section 16.5 below, as applicable.

(b)Any Option or SAR may be exchanged by the Company upon the Change in Control for a Replacement Award that satisfies the conditions of this Section 16.2(b). The Replacement Award shall have equivalent value and vest and become exercisable in accordance with the vesting schedule and term for exercisability, in each case that applied to the corresponding Option or SAR for which it is being exchanged; provided, however, that if within the twenty-four (24) months immediately following such Change in Control, the Participant experiences a Termination of Service by the Company without Cause (as defined in the Participant’s employment agreement for Participants who are party to an employment agreement with the Company), such Award, to the extent then outstanding, shall become fully vested and exercisable upon such Termination of Service.

16.3Restricted Stock and Restricted Stock Units.

(a)Any Restriction Periods or other restrictions imposed on Restricted Stock and Restricted Stock Units that are not assumed by the successor Company or exchanged by the Company for a Replacement Award will lapse upon a Change in Control, except that the degree of vesting associated with those Awards that is conditioned on the achievement of performance conditions will be determined as set forth in Section 16.4(a).

(b)Any Restricted Stock or Restricted Stock Unit may be exchanged by the Company upon the Change in Control for a Replacement Award that satisfies the conditions of this Section 16.3(b). The Replacement Award shall have equivalent value to the Award for which it is being exchanged and shall vest in accordance with the vesting schedule that applied to the corresponding Award for which it is being exchanged; provided, however, that if within the twenty-four (24) months immediately following such Change in Control, the Participant experiences a Termination of Service by the Company without Cause (as defined in the Participant’s employment agreement for Participants who are party to an employment agreement with the Company), such Award, to the extent then outstanding, shall become free of all contingencies, restrictions and limitations and become vested and transferable (or paid) upon such Termination of Service.

16.4Performance Units and Performance Shares.

(a)Except as otherwise provided in the Award Agreement, the vesting of all Performance Units and Performance Shares that are not assumed by the successor Company or exchanged by the Company for a Replacement Award will be accelerated as of the effective date of the Change in Control, and Participants will be paid, within thirty (30) days after the effective date of the Change in Control, an amount in cash based on an assumed achievement of all relevant performance objectives at target levels.

(b)Any Performance Share or Performance Unit may be exchanged by the Company upon a Change in Control for a Replacement Award that satisfies the conditions of this Section 16.4(b). The Replacement Award shall not be subject to any performance condition referred to in ARTICLE XI above or otherwise, but instead shall be subject solely to the restrictions, if any, of the Award for which it is being exchanged that are based on the passage of time through the expiration date of the performance period utilized in the Award for which it is being exchanged. The number or value of such Replacement Award shall be determined based on the assumed achievement of all of the relevant performance objectives of the Award for which it is being exchanged at their target levels. Notwithstanding the foregoing in this Section 16.4(b), if within the twenty-four (24) months immediately following such Change in Control, the Participant experiences a Termination of Service by the Company without Cause (as defined in the Participant’s employment agreement for Participants who are party to an employment agreement with the Company), such Replacement Award, to the extent then outstanding, shall become free of all contingencies, restrictions and limitations and become vested and transferable (or paid) upon such Termination of Service.

16.5Change in Control Agreement.

(a)If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for settlement of the Vested Options and SARs for the Change in Control Price (less, to the extent applicable, the per share Exercise Price or grant price), or, if the per share Exercise Price or grant price equals or exceeds the Change in Control Price, such Vested Options and SARs shall terminate and be cancelled.

(b)To the extent that Restricted Stock and Restricted Stock Units settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction.

(c)For purposes of this Section 16.5(c), “Change in Control Price” shall mean the Fair Market Value of a Share upon a Change in Control. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Committee.

16.6Termination, Amendment and Modifications of Change in Control Provisions.

Notwithstanding any other provision of this Plan or any provision in an Award Agreement, this ARTICLE XVI may not be terminated, amended or modified on or after the effective date of a Change in Control in a way that would adversely affect any Award in any material way theretofore granted to a Participant, unless the Participant gives his or her prior written consent to the termination, amendment or modification.

ARTICLE XVII	Amendment, Modification and Termination

17.1Amendment, Modification and Termination.

Subject to Section 16.6, the Committee or Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part. The Committee or Board will not, however, increase the number of Shares that may be issued or transferred to Participants under the Plan, as described in Section 4.1(a) (and subject to adjustment as provided in Sections 4.2 and 4.3).

Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). Except as provided in Sections 4.3 and 17.2, the Committee will not, however, modify any outstanding Option or SAR so as to specify a lower Exercise Price or grant price (and will not cancel an Option or SAR and substitute for it an Option or SAR with a lower Exercise Price or grant price), without the approval of the Company’s stockholders. In addition, except as provided in Sections 4.3 and 17.2, the Committee may not cancel an outstanding Option or SAR whose Exercise Price or grant price is equal to or greater than the current Fair Market Value of a Share and substitute for it another Award or cash payment without the prior approval of the Company’s stockholders. Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan. In addition, the Committee shall not have the authority to take any action with respect to an Award to the extent that such action would cause an Award that is not intended to be deferred compensation subject to Code Section 409A to be subject thereto (or if such Award is already subject to Code Section 409A, so as not to give rise to liability under Code Section 409A).

17.2Adjustment of Awards.

The Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan (a) in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, (b) in recognition of changes in applicable laws, regulations, or accounting principles, or (c) whenever the Committee determines that such adjustments are necessary, equitable and/or appropriate.

17.3Awards Previously Granted.

No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.

17.4Compliance with Code Section 409A.

The Plan and Awards, and all amounts payable with respect to Awards, are intended to comply with, or be exempt from, Code Section 409A and the interpretative guidance thereunder and shall be construed, interpreted and administered accordingly. If an unintentional operational failure occurs with respect to Code Section 409A, any affected Participant or beneficiary shall fully cooperate with the Company to correct the failure to the extent possible in accordance with any correction procedure established by the U.S. Department of the Treasury. If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his or her Termination of Service, no amount that is subject to Code Section 409A and that becomes payable by reason of such Termination of Service shall be paid to the Participant before the earlier of (i) the expiration of the six (6) month period measured from the date of the Participant’s Termination of Service, and (ii) the date of the Participant’s death. A Termination of Service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to “termination,” “termination of employment,” “Termination of Service” or like terms shall mean a “separation from service.” A separation from service shall be deemed to occur if it is anticipated that the level of services the Participant will perform after a certain date (whether as an Employee or as an independent contractor) will permanently decrease to no more than twenty percent (20%) of the average level of services provided by the Participant in the immediately preceding thirty-six (36) months.

ARTICLE XVIII	Withholding

18.1Taxes.

Subject to compliance with all applicable legal requirements, the Company shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or Shares issuable under such Participant’s Award, and the Company may defer payment or issuance of the cash or Shares upon exercise or settlement of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Company and, in the Company’s sole discretion, such withholding obligation shall be satisfied by (a) having the Company withhold from such Award that number of Shares whose aggregate Fair Market Value on the date such Shares are withheld satisfies the amount of withholding taxes due, provided that the number of such Shares may not have a Fair Market Value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences, (b) direct payment (including by payroll deduction) by the Participant to the Company in cash of the amount of any taxes required to be withheld with respect to such Award, or (c) a combination of (a) and (b). Notwithstanding the foregoing, with respect to all Awards other than Options, if a Participant’s benefit is to be received in the form of Shares, then, unless otherwise determined by the Committee, the Company will withhold  from such Award that number of Shares whose aggregate Fair Market Value on the date such Shares are withheld satisfies the amount of withholding taxes due, provided that the number of such Shares may not have a Fair Market Value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences.

18.2Notification under Code Section 83(b).

If a Participant, in connection with the exercise of any Option, or the grant of Restricted Stock, makes the election permitted under Code Section 83(b) to include in such Participant’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Participant shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Participant from making the election described above.

ARTICLE XIX	Indemnification

Each Person who is or has been a member of the Committee or the Board will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

ARTICLE XX	Successors

All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation or otherwise.

ARTICLE XXI	General Provisions

21.1Number.

Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

21.2Severability.

If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

21.3Requirements of Law.

The granting of Awards and the issuance of Shares or cash payouts under the Plan will be subject to all applicable laws, rules and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

21.4Possible Reduction of Amounts due to Excise Tax.

If any payment or right accruing to a Participant under this Plan (without the application of this Section 21.4), either alone or together with other payments or rights accruing to the Participant from the Company (“Total Payments”), would constitute a “parachute payment” (as defined in Code Section 280G and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Code Section 4999 or being disallowed as a deduction under Code Section 280G. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 21.4 shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Code Section 4999 and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction only for Federal income taxes.

21.5Securities Law Compliance.

As to any individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

21.6Awards to Foreign Nationals and Employees Outside the United States.

To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (a) establish a sub-plan hereunder and/or rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (b) grant Awards to such Participants in accordance with those rules.

21.7Unfunded Status of the Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

21.8Governing Law.

To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

21.9Employment Agreement Supersedes Award Agreement.

In the event a Participant is a party to an employment agreement with the Company or an Affiliate that provides for vesting or extended exercisability of equity compensation with respect to any Awards on terms more favorable to the Participant than the Participant’s Award Agreement or the Plan, the employment agreement shall be controlling with respect to such Awards; provided that (a) if the Participant is a Person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company, any terms in the employment agreement requiring Compensation Committee of the Board, Board or stockholder approval in order for an exemption from Section 16(b) of the Exchange Act to be available shall have been approved by the Compensation Committee of the Board, the Board or the stockholders, as applicable, and (b) the employment agreement shall not be controlling to the extent the Participant and the Company agree it shall not be controlling, and (c) an employment agreement or modification to an employment agreement shall be deemed to modify the terms of any pre-existing Award only if the terms of the employment agreement expressly so provide.

21.10Plan Document Controls.

The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

21.11Other Acknowledgments.

Nothing in this Plan or any Award Agreement restricts or prohibits a Participant from initiating communications directly with, responding to any inquiries from, providing testimony before, providing documents or other information to, reporting possible violations of law or regulation to, or from filing a claim or charge or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, or any agency Inspector General, or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation.

ARTICLE XXII
ARTICLE XXIII	Incentive Compensation Recoupment Policy

Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, the Plan and all Awards issued thereunder shall be subject to any compensation recovery and/or recoupment policy adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices.